UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2006

HORIZON FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Washington	0-27062	91-1695422
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Cornwall Avenue, Bellingham, Washington		98225
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (360) 733-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

Base Salaries of Executive Officers

        On March 28, 2006, Horizon Financial Corp. ("Horizon"), in accordance with the recommendations made by the Retirement and Compensation Committee to the Board of Directors, increased the salaries of four executive officers effective April 1, 2006, as follows:

Name and Title	2005 Annual Base Salary	2006 Annual Base Salary
V. Lawrence Evans Chairman and Chief Executive Officer	$218,532	$225,000
Dennis C. Joines President and Chief Operating Officer	184,476	190,020
Steven L. Hoekstra Executive Vice President and Chief Credit Officer of Horizon Bank*	129,996	137,820
Richard P. Jacobson Executive Vice President and Chief Financial Officer	136,680	144,900
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* Horizon Bank is the wholly-owned subsidiary of Horizon.

Directors' Compensation

        On March 28, 2006, the Board of Directors of Horizon also approved an increase in the fee paid to directors for attending each Horizon Board meeting from $750 per month to $850 per month. This is an annual increase of $800 per year, per director because there are eight regularly scheduled meetings of the Board of Directors. The retainer fees and other fees paid to directors for attendance at meetings of the Board of Directors and its committees did not change from the prior fiscal year.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HORIZON FINANCIAL CORP.

Date: March 28, 2006	By: /s/V. Lawrence Evans
V. Lawrence Evans
President and Chief Executive Officer

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